CONTACT: ERIC ANDRUS
         1-877-496-6704

        ADELPHIA ANNOUNCES GRACE PERIOD HAS EXPIRED FOR INTEREST PAYMENTS
                         AND PREFERRED DIVIDEND PAYMENTS

COUDERSPORT, Pa., June 20, 2002 - Adelphia Communications Corporation (OTC:
ADELA) announced today that on June 17 it missed the deadline for interest payments under the 30-day grace period that had been granted on May 15 for a $23,437,500 interest payment on its 9-3/8% Senior Notes due November 15, 2009 and a $6,468,750 dividend payment on its 7-1/2% Series E Mandatory Convertible Preference Stock. In addition, on the same date Adelphia subsidiaries Olympus Communications, L.P. and Olympus Capital Corporation missed a $10,625,000 interest payment on their 10-5/8% Senior Notes due November 15, 2006 and that another subsidiary, Arahova Communications, Inc., missed a $4,187,500 interest payment on its 8-3/8% Senior Notes due November 15, 2017. The Company had previously disclosed that it had missed the May 15 deadline for each of these payments.

CORRECTION: Adelphia also announced that that on June 17 it missed a $51,250,000 interest payment on its 10-1/4% Senior Notes due June 15, 2011. The due date for these notes was incorrect on the press release issued by Adelphia on June 17, 2002.

ABOUT ADELPHIA
Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO MATERIAL RISKS AND UNCERTAINTIES. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARDLOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE OR RESULTS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS WHICH ARE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, UNCERTAINTIES RELATING TO GENERAL ECONOMIC AND BUSINESS CONDITIONS, ACQUISITIONS AND DIVESTITURES, THE AVAILABILITY AND COST OF CAPITAL, GOVERNMENT AND REGULATORY POLICIES, THE PRICING AND AVAILABILITY OF EQUIPMENT, MATERIALS, INVENTORIES AND PROGRAMMING, PRODUCT ACCEPTANCE AND CUSTOMER SPENDING PATTERNS, THE COMPANY'S ABILITY TO EXECUTE ON ITS BUSINESS PLANS AND TO CONSTRUCT, EXPAND AND UPGRADE ITS NETWORKS, RISKS ASSOCIATED WITH RELIANCE ON THE PERFORMANCE AND FINANCIAL CONDITION OF VENDORS AND CUSTOMERS, TECHNOLOGICAL DEVELOPMENTS, CHANGES IN THE COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES, AND MATTERS RELATING TO OR IN CONNECTION WITH THE RECENT BANKRUPTCY FILINGS AND PROCEEDINGS OF ADELPHIA BUSINESS SOLUTIONS, INC. THESE RISKS AND UNCERTAINTIES ALSO INCLUDE MATTERS ARISING OUT OF THE COMPANY'S DELAY IN FILING WITH THE SECURITIES AND EXCHANGE COMMISSION ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND ITS FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2002, LIQUIDITY SHORT FALLS ARISING OUT OF DEFAULTS UNDER LOAN AGREEMENTS AND INDENTURES, THE ANNOUNCED DELISTING OF THE COMPANY'S COMMON STOCK BY NASDAQ, PENDING DERIVATIVE AND CLASS ACTION LAWSUITS, AND MATTERS ARISING OUT OF THE PENDING INTERNAL INVESTIGATION BY THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. ADDITIONAL INFORMATION REGARDING RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY AFFECT THE BUSINESS AND FINANCIAL RESULTS OF ADELPHIA CAN BE FOUND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS RECENTLY FILED CURRENT REPORTS ON FORM 8-K, THE MOST RECENTLY FILED QUARTERLY REPORT ON FORM 10-Q, THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AND THE MOST RECENT PROSPECTUS SUPPLEMENT FILED UNDER REGISTRATION STATEMENT NO. 333-64224, UNDER THE SECTION ENTITLED "RISK FACTORS" CONTAINED THEREIN. THE COMPANY DOES NOT UNDERTAKE TO UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE OR WITH RESPECT TO MATTERS DESCRIBED HEREIN.

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